Exhibit 99.3
BOOTS & COOTS, INC. ELECTION FORM/LETTER OF TRANSMITTAL (BOOK ENTRY SHARES)
Investor ID Number
This Election Form/Letter of Transmittal is being delivered in connection with the Agreement and Plan of Merger, dated as of April 9, 2010 (the “Merger Agreement”), by and among Boots & Coots, Inc. (“Boots & Coots”), Halliburton Company (“Halliburton”) and Gradient, LLC, a direct wholly owned subsidiary of Halliburton, pursuant to which Boots & Coots will be merged with and into Gradient, with Gradient surviving.
Please refer to the related proxy statement/prospectus for an explanation of the terms of the election. A properly completed Election Form/Letter of Transmittal must be received by BNY Mellon no later than 5:00 p.m., New York time, on                     , 2010 in order to constitute a proper election. If you surrender your shares of Boots & Coots common stock to make an election, you will not be able to sell those shares unless you revoke your election prior to the election deadline. You may submit separate Election Forms/Letters of Transmittal with respect to particular blocks of shares of Boots & Coots common stock. If you would like additional Election Forms/Letters of Transmittal, please contact BNY Mellon Shareowner Services at one of the phone numbers listed below.
I/we the undersigned, enclose herewith and surrender to you for exchange the shares of Boots & Coots common stock identified below. I/we certify that I/we have complied with all requirements as stated in the instructions below, am/are the registered holder(s) of the shares of Boots & Coots common stock surrendered hereby, have full authority to surrender these shares, have good and unencumbered title to the shares, give the instructions in this Election Form/Letter of Transmittal and warrant that the shares are free and clear of all liens, restrictions, adverse claims and encumbrances.
Signature: This form must be signed by the registered holder(s) exactly as their name(s) appears on the book-entry account or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith. Signature of Stockholder Date Daytime Telephone # Signature of Stockholder Date Daytime Telephone # PLEASE CERTIFY YOUR TAXPAYER IDENTIFICATION NUMBER (TIN) BY COMPLETING THE INFORMATION IN BOX NUMBER FON THE REVERSE SIDE. Mixed Election D All Stock Only Election E No Election PLACE AN IN THE APPROPRIATE X ELECTION BOX(ES) ONLY Note: Shares elected for all cash or all stock may be subject to proration
Please complete the back if you would like to transfer ownership or request special mailing.
INSTRUCTIONS FOR COMPLETING THE STOCK ELECTION/TRANSMITTAL FORM
Œ	Sign, date and include your daytime telephone number in this Election Form/Letter of Transmittal in Box 1 and after completing all other applicable sections return this form in the enclosed envelope.


If applicable, please indicate the number of shares of Boots & Coots common stock with respect to which you want to receive, subject to modification in order to achieve the intended tax consequences of the merger, (1) $1.73 in cash and (2) a fraction of a share of Halliburton common stock equal to the quotient obtained by dividing $1.27 by the volume weighted average trading price of a share of Halliburton common stock during the five-day trading period ending on the second full trading day immediately prior to the effective date of the merger (the “Halliburton five-day average price”).

Ž	If applicable, please indicate the number of shares of Boots & Coots common stock with respect to which you want to receive $3.00 in cash. SUBJECT TO PRORATION.


If applicable, please indicate the number of shares of Boots & Coots common stock with respect to which you want to receive a fraction of a share of Halliburton common stock equal to the quotient obtained by dividing $3.00 by the Halliburton five-day average price. SUBJECT TO PRORATION.

	If applicable, the number of shares of Boots & Coots common stock as to which you make no election (in which event you will receive the consideration provided in instruction 2 above).

‘
PLEASE SIGN IN BOX 6 TO CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER if you are a U.S. Taxpayer. If the Taxpayer ID or Social Security Number is incorrect or blank, write the corrected number in Box 6 and sign to certify. Please note that BNY Mellon Shareowner Services may withhold 28% of your proceeds as required by the IRS if the Taxpayer ID or Social Security Number is not certified on our records. If you are a non - U.S. Taxpayer, please complete and return form W-8BEN.

’
If you want your Halliburton common stock, check for fractional shares, and/or check for cash to be issued in another name, complete the Special Transfer Instructions in Box 7. Signature(s) in Box 7 must be medallion guaranteed.

“	Fill in Box 8 if mailing to someone other than the undersigned or to the undersigned at an address other than that shown on the front of this card.
HOW TO CONTACT BNY MELLON SHAREOWNER SERVICES
By Telephone – 9:00 a.m. to 6:00 p.m. New York time, Monday through Friday, except for bank holidays:
From within the U.S., Canada or Puerto Rico:
1-XXX-XXX-XXXX (Toll Free)
From outside the U.S.:
1-201-680-6579 (Collect)
WHERE TO FORWARD YOUR ELECTION AND TRANSMITTAL MATERIALS

By Mail:	By Overnight Courier or By Hand:

BNY Mellon Shareowner Services	BNY Mellon Shareowner Services
Attn: Corporate Action Dept.	Attn: Corporate Action Dept., 27th Floor
P.O. Box 3301	480 Washington Boulevard
South Hackensack, NJ 07606	Jersey City, NJ 07310

SUBSTITUTE FORM W-9 – Department of the Treasury, Internal Revenue Service Payer’s Request for Taxpayer Identification Number (TIN)

FILL IN the space below.
Part 1 — PLEASE PROVIDE YOUR TAXPAYER IDENTIFICATION NUMBER (“TIN”) IN THE BOX AT THE RIGHT AND CERTIFY BY SIGNING AND DATING BELOW

Under penalties of perjury. I certify that:

1.	The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and

2.
I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

3.	I am a U.S. citizen or other U.S. person (including a U.S. resident alien).

Signature	Date

’  Special Transfer Instructions and Signature Guarantee Medallion
If you want your Halliburton stock, check for fractional shares, and/or check for cash to be issued in another name, fill in this section with the information for the new account name.

Name (Please Print First, Middle & Last Name)	(Title of Officer Signing this Guarantee)

Address (Number and Street)	(Name of Guarantor - Please Print)

(City, State & Zip Code)	(Address of Guarantor Firm)

(Tax Identification or Social Security Number)

“ Special Mailing Instructions
Fill in ONLY if mailing to someone other than the undersigned or to the undersigned at an address other than that shown on the front of this card.
Mail certificate(s) and check(s) to:

Name (Please Print First, Middle & Last Name)

Address (Number and Street)

(City, State & Zip Code)

BOOTS & COOTS, INC. ELECTION FORM/LETTER OF TRANSMITTAL
(CERTIFICATED/COMBINATION CERTIFICATED AND BOOK ENTRY SHARES)
This Election Form/Letter of Transmittal is being delivered in connection with the Agreement and Plan of Merger, dated as of April 9, 2010 (the “Merger Agreement”), by and among Boots & Coots, Inc. (“Boots & Coots”), Halliburton Company (“Halliburton”) and Gradient, LLC, a direct wholly owned subsidiary of Halliburton, pursuant to which Boots & Coots will be merged with and into Gradient, with Gradient surviving.
Please refer to the related proxy statement/prospectus for an explanation of the terms of the election. A properly completed Election Form/Letter of Transmittal must be received by BNY Mellon no later than 5:00 p.m., New York time, on                     , 2010 in order to constitute a proper election. If you surrender your shares of Boots & Coots common stock to make an election, you will not be able to sell those shares unless you revoke your election prior to the election deadline. You may submit separate Election Forms/Letters of Transmittal with respect to particular blocks of shares of Boots & Coots common stock. If you would like additional Election Forms/Letters of Transmittal, please contact BNY Mellon Shareowner Services at one of the phone numbers listed below.
I/we the undersigned, enclose herewith and surrender to you for exchange the shares of Boots & Coots common stock identified below. I/we certify that I/we have complied with all requirements as stated in the instructions below, am/are the registered holder(s) of the shares of Boots & Coots common stock surrendered hereby, have full authority to surrender these shares, have good and unencumbered title to the shares, give the instructions in this Election Form/Letter of Transmittal and warrant that the shares are free and clear of all liens, restrictions, adverse claims and encumbrances.
Signature: This form must be signed by the registered holder(s) exactly as their name(s) appears on the certificate(s) or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith. Signature of Stockholder Date Daytime Telephone # Signature of Stockholder Date Daytime Telephone # PLEASE CERTIFY YOUR TAXPAYER IDENTIFICATION NUMB PLACE AN IN THE APPROPRIATE X ELECTION BOX(ES) ONLY Mixed Election All Stock Only Election No Election Note: Shares elected for all cash or all stock may be subject to proration
Please complete the back if you would like to transfer ownership or request special mailing.
INSTRUCTIONS FOR COMPLETING THE STOCK ELECTION/TRANSMITTAL FORM
Œ
Sign, date and include your daytime telephone number in this Election Form/Letter of Transmittal in Box 1 and after completing all other applicable sections return this form and your stock certificates in the enclosed envelope.


If applicable, please indicate the number of shares of Boots & Coots common stock with respect to which you want to receive, subject to modification in order to achieve the intended tax consequences of the merger, (1) $1.73 in cash and (2) a fraction of a share of Halliburton common stock equal to the quotient obtained by dividing $1.27 by the volume weighted average trading price of a share of Halliburton common stock during the five-day trading period ending on the second full trading day immediately prior to the effective date of the merger (the “Halliburton five-day average price”).

Ž	If applicable, please indicate the number of shares of Boots & Coots common stock with respect to which you want to receive $3.00 in cash. SUBJECT TO PRORATION.


If applicable, please indicate the number of shares of Boots & Coots common stock with respect to which you want to receive a fraction of a share of Halliburton common stock equal to the quotient obtained by dividing $3.00 by the Halliburton five-day average price. SUBJECT TO PRORATION.

	If applicable, the number of shares of Boots & Coots common stock as to which you make no election (in which event you will receive the consideration provided in instruction 2 above).

‘
PLEASE SIGN IN BOX 6 TO CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER if you are a U.S. Taxpayer. If the Taxpayer ID or Social Security Number is incorrect or blank, write the corrected number in Box 6 and sign to certify. Please note that BNY Mellon Shareowner Services may withhold 28% of your proceeds as required by the IRS if the Taxpayer ID or Social Security Number is not certified on our records. If you are a non - U.S. Taxpayer, please complete and return form W-8BEN.

’
If you want your Halliburton common stock, check for fractional shares, and/or check for cash to be issued in another name, complete the Special Transfer Instructions in Box 7. Signature(s) in Box 7 must be medallion guaranteed.

“	Fill in Box 8 if mailing to someone other than the undersigned or to the undersigned at an address other than that shown on the front of this card.

”	If you cannot produce some or all of your stock certificates, please call Toll Free XXX-XXX-XXXX.
HOW TO CONTACT BNY MELLON SHAREOWNER SERVICES
By Telephone – 9:00 a.m. to 6:00 p.m. New York time, Monday through Friday, except for bank holidays:
From within the U.S., Canada or Puerto Rico:
1-XXX-XXX-XXX (Toll Free)
From outside the U.S.:
1-XXX-XXX-XXX (Collect)
WHERE TO FORWARD YOUR ELECTION AND TRANSMITTAL MATERIALS

By Mail:	By Overnight Courier or By Hand:

BNY Mellon Shareowner Services Attn: Corporate Action Dept. P.O. Box XXXX South Hackensack, NJ 07606	BNY Mellon Shareowner Services Attn: Corporate Action Dept., 27th Floor 480 Washington Boulevard Jersey City, NJ 07310

SUBSTITUTE FORM W-9 – Department of the Treasury, Internal Revenue Service Payer’s Request for Taxpayer Identification Number (TIN)

FILL IN the space below.
Part 1 — PLEASE PROVIDE YOUR TAXPAYER IDENTIFICATION NUMBER (“TIN”) IN THE BOX AT THE RIGHT AND CERTIFY BY SIGNING AND DATING BELOW

Under penalties of perjury. I certify that:

1.	The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and

2.
I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

3.	I am a U.S. citizen or other U.S. person (including a U.S. resident alien).

Signature	Date

’  Special Transfer Instructions and Signature Guarantee Medallion
If you want your Halliburton stock, check for fractional shares, and/or check for cash to be issued in another name, fill in this section with the information for the new account name.

Name (Please Print First, Middle & Last Name)	(Title of Officer Signing this Guarantee)

Address (Number and Street)	(Name of Guarantor - Please Print)

(City, State & Zip Code)	(Address of Guarantor Firm)

(Tax Identification or Social Security Number)

“ Special Mailing Instructions
Fill in ONLY if mailing to someone other than the undersigned or to the undersigned at an address other than that shown on the front of this card.
Mail certificate(s) and check(s) to:

Name (Please Print First, Middle & Last Name)

Address (Number and Street)

(City, State & Zip Code)